Exhibit 10.22

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT DATED DECEMBER 22, 2003, AMONG ROYSTER-CLARK, INC.,

CERTAIN SUBSIDIARIES OF ROYSTER-CLARK, INC., VARIOUS FINANCIAL

INSTITUTIONS, U.S. BANK NATIONAL ASSOCIATION, as the Administrative Agent, and a

Collateral Agent, and THE CIT GROUP/BUSINESS CREDIT, INC., as a Collateral Agent,

and

SUPPLEMENT AMENDING THE BORROWER PLEDGE AND SECURITY AGREEMENT

AND SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Revolving Credit Agreement and Supplement Amending the Borrower Pledge and Security Agreement and Subsidiary Pledge and Security Agreement (collectively, this “Amendment”) is made as of March 26, 2004 between Royster-Clark, Inc. a Delaware corporation (hereinafter referred to as “Borrower”), Royster-Clark Resources LLC, a Delaware limited liability company, Royster-Clark Agribusiness, Inc. (f/k/a IMC AgriBusiness, Inc.), a Delaware corporation, Royster-Clark Nitrogen, Inc. (f/k/a IMC Nitrogen Company), a Delaware corporation, (individually a “Co-Borrower” and collectively, the “Co-Borrowers”), and the various financial institutions signatory hereto (being at least the Required Lenders with respect to paragraphs 1 through 7 and 11 and 12 hereof, and being all of the Lenders with respect to paragraphs 8, 9 and 10 hereof).

RECITAL

With respect to the Amended and Restated Revolving Credit Agreement between Borrower, the Co-Borrowers and the Lenders dated December 22, 2003 (as amended, replaced, restated and/or supplemented from time to time, the “Credit Agreement”) and other Loan Documents, Borrower and the Co-Borrowers have requested that the Lenders amend and modify the Credit Agreement and other Loan Documents with respect to certain terms, Borrower and the Co-Borrowers have requested that the Lenders waive compliance with certain covenants under the Credit Agreement and other Loan Documents, Borrower and the Co-Borrowers have requested that the Lenders consent to the release of certain Collateral in accordance with the Credit Agreement, and the Lenders are willing to do these things on the terms and conditions herein contained. Except as defined herein, all capitalized terms used in this Amendment shall have meaning assigned to them in the Credit Agreement and other Loan Documents.

NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment and of any loans or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower and the Co-Borrowers by the Lenders, Borrower, the Co-Borrowers and the Lenders agree as follows:

1. The parties acknowledge that the Credit Agreement and the other Loan Documents make an incorrect reference to one of the Co-Borrowers as Royster-Clark Resources, LLC. The parties agree that each and every reference in the Credit Agreement and the other Loan Documents to Royster-Clark Resources, LLC shall be deemed a reference to the correct name of this Co-Borrower, Royster-Clark Resources LLC.

2. The last two sentences of Section 4.12 of the Credit Agreement, Bank Products Obligations Subordinate, shall be amended to read as follows:

Notwithstanding the terms of this Section 4.12, any other terms of this Agreement or any terms of any other Loan Document, the Agent shall first apply payments and proceeds of collateral to any charge-backs, payments pursuant to any avoidance claims or any other loss, overdraft, or shortfall with respect to the deposit accounts maintained with the Agent or any other Lender as required by Section 7.1.9, to the extent that the funds that are the subject of such charge-backs, payments pursuant to any avoidance claims or any other loss, overdraft, or shortfall have been previously paid or applied by the Agent to the Obligations. In the event that such payments and proceeds of collateral are insufficient to cover such charge-backs, payments pursuant to any avoidance claims or any other loss, overdraft, or shortfall, then the Agent or any other Lender shall be indemnified for the resulting loss in the manner provided for in Section 9.1.

3. The last paragraph of Section 2.1 of the Borrower Pledge and the Security Agreement and the last paragraph of Section 2.1 Subsidiary Pledge and Security Agreement, shall, in each case, be amended to read as follows:

Notwithstanding the foregoing, “Collateral” shall not include (a) equipment, machinery, furnishings, furniture, or fixtures (or any general intangibles or other rights described in clauses (e), (f) and (g) above directly relating to the use and possession of any of the foregoing and of any real property of the Grantor), including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, in which the holders of the First Mortgage Notes have previously been granted a security interest, or (b) any general intangibles or other rights described in clause (e) above (and all products, rents, issues, profits, returns, income and proceeds thereof) arising under any licenses, permits or leases described in such clause as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until and only to the extent any required consents shall have been obtained, provided, however, that the Administrative Agent shall at all times have a lien on, and nothing contained herein shall be deemed to exclude from the term “Collateral”, products, rents, issues, profits, returns, income and proceeds of the Collateral described in the foregoing clause (b). The Grantor agrees to use its reasonable efforts to obtain any such required consent.

4. ITEM 6.8 – Existing Subsidiaries, of Schedule I-2 to Amended and Restated Revolving Credit Agreement shall be amended to add:

8. 100% partnership interest in Petersburg Agri-Terminal Associates, a Virginia general partnership.

5. Section 7.1.4 of the Credit Agreement, Insurance, shall be amended as follows: In subsection (a), the phrase “A+ Best Rating” shall be amended to read “A- Best Rating”.

6. Borrower and the Co-Borrowers acknowledge the possible existence of the following Event of Default. The failure to list the 100% partnership interest in Petersburg Agri-Terminal Associates, a Virginia general partnership, in ITEM 6.8 – Existing Subsidiaries, of Schedule I-2 to Amended and Restated Revolving Credit Agreement, on December 22, 2003, may have caused the representation and warranty of Borrower and the Co-Borrowers set forth in Section 6.8 of the Credit Agreement, Subsidiaries, to be incorrect in a material respect, which, if true, would constitute an Event of Default listed in Section 8.1.2 of the Credit Agreement, Breach of Warranty, (the “Subsidiary Disclosure Default”). Borrower and the Co-Borrowers acknowledge the existence of the following Event of Default. Since December 22, 2003, some of the companies providing property insurance to one or more of Borrower and the Co-Borrowers have either an A or an A- Best Rating in violation of Section 7.1.4 of the Credit Agreement, Insurance (the “Insurance Default”). Borrower and the Co-Borrowers acknowledge the existence of the following Event of Default. For several days after December 22, 2003, one or more of Borrower and the Co-Borrowers made deposits of cash collateral exceeding $250,000 into accounts that did not meet the requirements of Section 4.4(c) of the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, respectively, which constitutes an Event of Default listed in Section 8.1.3 of the Credit Agreement, Non-Performance of Certain Covenants and Obligations, (the “Deposit Account Default”). Borrower and the Co-Borrowers represent and warrant to the Lenders that the use of deposit accounts for the deposit of cash collateral that do not meet the requirements of Section 4.4(c) of the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, respectively, has ceased and that the Deposit Account Default is no longer continuing. The Lenders shall and do hereby waive the Subsidiary Disclosure Default, the Insurance Default and the Deposit Account Default. Notwithstanding the foregoing waiver, it is expressly understood and agreed that the Lenders shall have the right at all times hereafter to require strict performance by Borrower and the Co-Borrowers of all terms of the Credit Agreement or any other Loan Document, including without limitation, the terms of the Credit Agreement and the other Loan Documents referred to above, that the Lenders do not waive, affect or diminish any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document except as expressly set forth herein, and that except as expressly set forth herein, the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with their respective terms.

7. As used in this Amendment, the term “Marker Intellectual Property” shall mean the property held (i) as licensee or otherwise under Patent Nos. 5,859,349 and 5,994,621; and (ii) as licensee to the Vigoro trademark and all dealer and customer lists for sales of goods associated or identified with the Vigoro trademark associated with the seed products. The Marker Intellectual Property is Collateral securing the Obligations. In order to obtain the loan that will give rise to the Vendor Debt, that Borrower is allowed to incur in accordance with subsection (o) of Section 7.2.2 of the Credit Agreement, Indebtedness, the Joint Marketing Vendor requires an exclusive first priority security interest in the Marker Intellectual Property and Borrower has requested a release of the Marker Intellectual Property for this purpose. Borrower and the Co-

Borrowers hereby represent and warrant to the Lenders that the aggregate book value of the Marker Intellectual Property is $2,960,000 (the “MIP Book Value”). In accordance with clause (ii) of subsection (b) of Section 10.1 of the Credit Agreement, Waivers, Amendments, etc, the Agent shall, at the request of Borrower and with the consent of the Required Lenders, release collateral (in addition to collateral released in accordance with Section 7.2.9 of the Credit Agreement) with an aggregate book value not to exceed $5,000,000 during any fiscal year of Borrower, provided that a reasonably equivalent amount of cash proceeds is generated and paid to the Lenders as Net Disposition Proceeds. The Required Lenders shall and do hereby consent to the release of the Marker Intellectual Property. It is acknowledged that the Collateral Agents shall continue to require that the Vendor Debt be as set forth in written agreements and related documents reasonably satisfactory to the Collateral Agents (including subordination or intercreditor agreements as may be reasonably required by the Collateral Agents), and that pursuant thereto, but not by way of limitation, the Collateral Agent shall require that the Joint Marketing Vendor disclaim any right to Inventory or Receivables, or the proceeds thereof, whether by way of an interest in the Marker Intellectual Property or by way of right of setoff, and shall require that the Joint Marketing Vendor subordinate its rights in the Marker Intellectual Property to the license therein held by the Agent under the terms of the Borrower Pledge and Security Agreement and Subsidiary Pledge and Security Agreement for the purpose of liquidating inventory (which license shall not be released by the Agent).

8. Notwithstanding the terms of clause (ii) of subsection (b) of Section 10.1 of the Credit Agreement, Waivers, Amendments, etc, a reasonably equivalent amount of cash proceeds from the release of the Marker Intellectual Property shall not be required to be generated and paid to the Lenders as Net Disposition Proceeds. For purposes of clarification, and notwithstanding the terms of subsection (d) of Section 7.2.9 of the Credit Agreement, Asset Dispositions, etc, the parties acknowledge and agree that the grant of a security interest in the Marker Intellectual Property to the Joint Marketing Vendor shall not be treated as a Disposition of the Marker Intellectual Property, with the understanding that any subsequent foreclosure or sale of the Marker Intellectual Property pursuant to that grant of security interest would be a Disposition of the property to the extent of such foreclosure or sale. Nonetheless, and even though no proceeds of the Vendor Debt are being paid to the Lenders as Net Disposition Proceeds, in the event of such subsequent Disposition, Borrower shall not be required to prepay the Loans pursuant to the terms of Section 3.1.1 and Section 3.1.2 of the Credit Agreement and as contemplated by the terms of subsection (d) of Section 7.2.9 of the Credit Agreement, such required prepayment being hereby waived.

9. In order to amend the definition of Seasonal Period, subsection (a) of the definition of Net Asset Value as set forth in Section 1.1 of the Credit Agreement, Defined Terms, shall be amended to read as follows:

(a) with respect to Accounts, as reflected on the books of Borrower and the Co-Borrowers in accordance with GAAP, an amount equal to (i) 80% of the book value of all Eligible Accounts which are Regular Accounts (provided that during the months of September, October, November and December (the “Seasonal Period”) the advance rate shall be 85%), plus (ii) 70% of all Eligible Accounts which are Crop Term Accounts (provided that (A) the advance rate during the Seasonal Period shall be 75% and (B) the aggregate amount of such Crop Term Accounts shall be limited, before applying the relevant advance rate, to $100,000,000), less (iii) all credits, discounts, allowances (and net of all unissued credits in the form of competitive allowances or otherwise) and other reserves deemed appropriate by the Agent; and

10. Royster-Clark Resources LLC desires to swap an unimproved one acre parcel of real property it owns in Prince George County, Virginia, for another unimproved one acre parcel presently owned by Andrews-Joyner Iron Works, Inc. (the “Land Swap”). In order to accomplish the Land Swap the Agent will be required to release the property to be conveyed from the Deed of Trust in favor of the Agent for the ratable benefit of the Lenders. On the condition that the property to be received in the Land Swap be added to the Deed of Trust covering property to be conveyed in the Land Swap, and notwithstanding the terms of clause (ii) of subsection (b) of Section 10.1 of the Credit Agreement, Waivers, Amendments, etc, the Lenders consent to the release of the property to be conveyed in the Land Swap and agree that a reasonably equivalent amount of cash proceeds from the release of the property to be conveyed in the Land Swap shall not be required to be generated and paid to the Lenders as Net Disposition Proceeds.

11. A new Section 6.5 shall be added to the Borrower Pledge and the Security Agreement and the Subsidiary Pledge and Security Agreement (which shall supercede Section 4 of each Trademark Security Agreement), to read as follows:

SECTION 6.5. License Grant. Upon an Event of Default, the Grantor grants to the Administrative Agent for its benefit and for the benefit of each Secured Party, and the Administrative Agent accepts for the term of this Agreement, an exclusive world-wide royalty-free license to use the Trademark Collateral and the Patent Collateral on or in connection with the marketing, distribution and sale of Inventory subject to the terms of the Credit Agreement. The Administrative Agent shall have no right to grant sublicenses under this grant; provided, however, that Administrative Agent may grant a sublicense to an Affiliate. The grant to the Administrative Agent of the exclusive license to use the Trademark Collateral and the Patent Collateral as provided herein shall not, however, prohibit the Grantor from continuing to use the Trademark Collateral and the Patent Collateral on or in connection with the marketing, distribution and sale of Inventory subject to the terms of the Credit Agreement.

12. To induce the Agent, the Collateral Agents and the Lenders to enter into this Amendment, Borrower and the Co-Borrowers acknowledge and agree that they have no actual or potential claim or cause of action against the Agent, the Collateral Agents and the Lenders relating to any Loan Documents or any actions or events occurring on or before the date hereof. Borrower and the Co-Borrowers waive and release any right to assert same.

13. Incorporation of Credit Agreement and other Loan Documents. The parties hereto agree that this Amendment shall be an integral part of the Credit Agreement and other Loan Documents, and that all of the terms set forth therein are hereby incorporated in this

Amendment by reference, and that all terms of this Amendment are hereby incorporated into said Credit Agreement and other Loan Documents, as if made an original part thereof. All of the terms and conditions of the Credit Agreement and other Loan Documents, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Credit Agreement and other Loan Documents, the terms of this Amendment shall control.

{SIGNATURE PAGES TO FOLLOW}

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement and Supplement Amending the Borrower Pledge and Security Agreement and Subsidiary Pledge and Security Agreement Dated as of March 26, 2004]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first hereinabove written.

BORROWER ROYSTER-CLARK, INC., Borrower 1251 Avenue of the Americas 9th Floor, Suite 900 New York, New York 10020

By:	/s/ Paul M. Murphy

Paul M. Murphy
Its	Chief Financial Officer
CO-BORROWERS ROYSTER-CLARK RESOURCES LLC

By	/s/ Paul M. Murphy
Paul M. Murphy
Its	Vice President

ROYSTER-CLARK AGRIBUSINESS, INC. (f/k/a IMC AgriBusiness, Inc.)

By	/s/ Paul M. Murphy
Paul M. Murphy
Its	Vice President

ROYSTER-CLARK NITROGEN, INC. (f/k/a IMC Nitrogen Company)

By	/s/ Paul M. Murphy
Paul M. Murphy
Its	Vice President

LENDERS U.S. BANK NATIONAL ASSOCIATION, as Agent, as Collateral Agent and as a Lender 950 17th Street, Suite 350 Denver, Colorado 80202

By	/s/ Alan V. Schuler
Alan V. Schuler
Its	Vice President

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement and Supplement Amending the Borrower Pledge and Security Agreement and Subsidiary Pledge and Security Agreement Dated as of March 26, 2004]

THE CIT GROUP/BUSINESS CREDIT, INC., as Collateral Agent and as a Lender 1211 Avenue of the Americas New York, New York 10036

By:	/s/ Mark Cuccinello

Mark Cuccinello
Its	Assistant Vice President

BANK OF AMERICA, N.A. 600 Peachtree Street, 10th Floor Atlanta, Georgia 30308

By	/s/ John L. Anderson
John L. Anderson
Its	Vice President

FLEET CAPITAL CORPORATION 1633 Broadway, 29th Floor New York, New York 10019

By	/s/ Suzanne Cozine
Suzanne Cozine
Its	Vice President

UBS AG, STAMFORD BRANCH 677 Washington Blvd. Stamford, Connecticut 06902

By	/s/ Barbara Ezell-McMichael
Barbara Ezell-McMichael
Its	Associate Director

By	/s/ Salloz Skikka
Salloz Skikka
Its	Associate Director

CONGRESS FINANCIAL CORPORATION 1133 Avenue of Americas, 29th Floor New York, New York 10036-6710

By	/s/ David Hill
David Hill
Its	Assistant Vice President

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement and Supplement Amending the Borrower Pledge and Security Agreement and Subsidiary Pledge and Security Agreement Dated as of March 26, 2004]

PNC BANK, NATIONAL ASSOCIATION One PNC Plaza-6th Floor 249 5th Avenue Pittsburgh, Pennsylvania 15222

By:	/s/ Peter Redington

Peter Redington
Its	Assistant Vice President

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. 225 Liberty Street, 5th Floor New York, New York 10281

By	/s/ Richard Holston
Richard Holston
Its	Vice President

WEBSTER BUSINESS CREDIT CORPORATION (f/k/a Whitehall Business Credit Corporation) One State Street, 7th Floor New York, New York 10004

By	/s/ Alan F. McKay
Alan F. McKay
Its	Vice President

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